UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011

United Therapeutics Corporation

(Exact Name of Registrant as Specified in the Charter)

Delaware	000-26301	52-1984749
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 Spring Street Silver Spring, MD	20910
(Address of principal executive offices)	(Zip Code)

(301) 608-9292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2011, the Board of Directors (the “Board”) of United Therapeutics Corporation (the “Company”), acting upon the recommendation of its Compensation Committee, approved the United Therapeutics Corporation 2011 Share Tracking Awards Plan (the “2011 STAP”).  The 2011 STAP authorizes the grant of up to 2,000,000 share tracking awards (“STAP Awards”), each of which represents the right to receive in cash an amount equal to the appreciation in the price of one share of our common stock, which is calculated as the positive difference between the closing price of our common stock on the date of exercise and the date of grant.  The pool of STAP Awards created under the 2011 STAP is intended primarily to accommodate anticipated grants under our long-term incentive bonus and compensation programs during 2011.

With the exception of the number of STAP Awards subject to the plan and the vesting schedule for STAP Awards granted to employees, the 2011 STAP is substantially similar in all material respects to the Company’s Share Tracking Awards Plan adopted on June 2, 2008 (the “2008 STAP”), the material terms of which were described in the Company’s Current Report on Form 8-K filed on June 6, 2008 (the “2008 Form 8-K”).  Awards granted to employees under the 2011 STAP will generally be subject to a four-year vesting schedule, which is consistent with the vesting schedule approved by the Compensation Committee for all STAP Awards to employees beginning November 2009 under the 2008 STAP.

Grants of STAP Awards under the 2011 STAP are made pursuant to standard terms and conditions (the “Terms and Conditions”) and a standard grant letter (the “Grant Letter”).  The Compensation Committee approved new forms of Terms and Conditions and Grant Letters to be used for STAP Awards granted on or after March 15, 2011 under the 2008 STAP, the 2011 STAP, and any similar share tracking award plan that may be adopted by the Company in the future.  All grants to non-employee members of the Board of Directors will be made pursuant to the Terms and Conditions applicable to non-employees, while all grants to named executive officers will be made pursuant to the Terms and Conditions applicable to employees.  Consistent with the existing Terms and Conditions applicable to STAP Awards to employees under the 2008 Plan, the new Terms and Conditions applicable to employees provide for so-called “double-trigger” vesting acceleration upon a Change of Control (as defined in the 2011 Plan) of the Company.  The other terms of the Terms and Conditions and the Grant Letter are substantially similar in all material respects to the terms described in the Company’s 2008 Form 8-K under the heading “Terms and Conditions of Awards.”

This description of the 2011 STAP is qualified in its entirety by reference to the terms of the 2011 STAP, the form of Terms and Conditions for Employees, the form of Terms and Conditions for Non-Employees and the form of Grant Letter, copies of which are included as exhibits to this filing.

Item 9.01	Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

10.1	United Therapeutics Corporation 2011 Share Tracking Awards Plan, effective as of March 15, 2011
10.2	Form of Terms and Conditions for share tracking awards granted to employees on or after March 15, 2011
10.3	Form of Terms and Conditions for share tracking awards granted to non-employees on or after March 15, 2011
10.4	Form of Grant Letter for share tracking awards granted under the United Therapeutics Corporation 2011 Share Tracking Awards Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION
(Registrant)

Dated: March 18, 2011	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	United Therapeutics Corporation 2011 Share Tracking Awards Plan, effective as of March 15, 2011
10.2	Form of Terms and Conditions for share tracking awards granted to employees on or after March 15, 2011
10.3	Form of Terms and Conditions for share tracking awards granted to non-employees on or after March 15, 2011
10.4	Form of Grant Letter for share tracking awards granted under the United Therapeutics Corporation 2011 Share Tracking Awards Plan